UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson: 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Second Quarter 2011 Earnings of $26.3 Million, an Increase of 14.4 Percent

Selected second quarter financial highlights:

·	Total revenue increased 12.6 percent to $187.8 million

·	Noninterest income increased 21.1 percent to $107.9 million

·	Average total loans increased 6.9 percent to $4.7 billion

·	Nonperforming loans decreased from 0.52 percent to 0.33 percent of loans

·	Tier 1 capital ratio remains strong at 11.5 percent

Kansas City, Mo. (July 26, 2011) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended June 30, 2011 of $26.3 million or $0.66 per share ($0.65 diluted). This is an increase of $3.3 million, or 14.4 percent, compared to second quarter 2010 earnings of $23.0 million or $0.57 per share ($0.57 diluted). Earnings for the six months ended June 30, 2011 were $57.2 million or $1.43 per share ($1.42 diluted). This is an increase of $8.0 million, or 16.2 percent, compared to the prior year-to-date earnings of $49.2 million or $1.23 per share ($1.22 diluted).

“Our second quarter earnings demonstrated strong performance across most of our businesses and in many of our key metrics,” said Mariner Kemper, Chairman and Chief Executive Officer. “We posted industry-leading revenue and net income improvement through increased noninterest income and steady growth in our balance sheet from both deposit and loan growth. The revenue gains and balance sheet growth outpaced margin pressure originating from the continued low interest rate environment. We achieved record total revenue for the second quarter of $187.8 million, which demonstrates that our recent acquisitions have paid off through strong sales. Noninterest expense increases were led by investments in our businesses which hampered operating leverage this quarter; however, we expect this metric to improve over time. Despite fairly significant headwinds, we are poised to benefit from our diversified business model and believe future opportunities exist for UMB.”

Net Interest Income and Margin

Net interest income for the second quarter of 2011 increased $2.3 million, or 2.9 percent, compared to the same period in 2010. Average earning assets increased by $1.4 billion, or 14.0 percent, compared to the second quarter of 2010. This increase was due to a $791.0 million, or 16.1 percent, increase in average total securities, including trading securities and a $305.2 million, or 6.9 percent, increase in average loans. Net interest margin decreased 31 basis points to 2.98 percent for the three months ended June 30, 2011 compared to the same quarter in 2010.

Noninterest Income and Expense

Noninterest income increased $18.8 million, or 21.1 percent, for the three months ended June 30, 2011 compared to the same period in 2010. This increase is primarily attributed to increased trust and securities processing income of $15.0 million, or 38.9 percent, for the three months ended June 30, 2011 compared to the same period in 2010. The increase in trust and securities processing income was primarily due to a $4.7 million, or 39.1 percent, increase in advisory fee income from the Scout Funds; a $2.6 million, or 16.3 percent, increase in fund administration and custody services; and a $7.5 million, or 791.3 percent, increase in fees related to institutional and personal investment management services. Bankcard fees increased $2.6 million, or 18.4 percent, compared to the second quarter of 2010 from increased processing fee income. Gains of $6.0 million on securities available for sale were recognized in the second quarter of 2011 compared to $1.1 million during the same period in 2010.

Noninterest expense increased $19.5 million, or 15.4 percent, for the three months ended June 30, 2011 compared to the same period in 2010. The primary driver of this increase is higher salary and benefits expense of $9.4 million, or 14.7 percent, due to higher base salary, commission and health insurance costs. Of this increase in salary and benefits expense, approximately $4.0 million, or 42.6 percent, is related to salary and benefits from acquisitions. Amortization of intangible assets increased $1.7 million, or 70.3 percent, compared to the second quarter of 2010. These increases are largely driven by acquisition activity in the last two quarters of 2010. Processing fees increased $2.1 million, or 18.8 percent, due primarily to fees paid by the advisor to third-party distributors of the Scout Funds. During the second quarter of 2011, the company and its subsidiary banks entered into an agreement to settle a class action lawsuit and established a $7.8 million escrow fund in accordance with this agreement.

“Total revenue increased in the second quarter largely because of the strength of our fee businesses,” said Peter deSilva, President and Chief Operating Officer. “Noninterest income increased 21.1 percent and was 57.4 percent of total revenue, compared to 53.4 percent in the same period a year ago. A continued success story within our Institutional Financial Services segment is Scout Investments. Net flows to our mutual funds were $315 million during the second quarter, driven primarily by mutual fund select list placement in the intermediary distribution channel. Increases in UMB Fund Services revenue and card purchase volume also contributed to our strong noninterest income growth. We are pleased with the results our businesses generated this quarter.”

Balance Sheet

Average total assets for the three months ended June 30, 2011 were $12.4 billion compared to $10.9 billion for the same period in 2010, an increase of $1.5 billion, or 13.9 percent. Average earning assets increased by $1.4 billion for the period, or 14.0 percent.

Actual loan balances on June 30, 2011 were $4.7 billion, an increase of $282.9 million, or 6.4 percent, compared to June 30, 2010. Commercial real estate loans increased $94.2 million, or 7.6 percent, and commercial loans increased $140.3 million, or 7.5 percent. Average loan balances for the three months ended June 30, 2011 increased $305.2 million, or 6.9 percent compared to the same period in 2010.

Nonperforming loans decreased to $15.4 million on June 30, 2011 from $23.1 million on June 30, 2010. As a percentage of loans, nonperforming loans decreased to 0.33 percent as of June 30, 2011 compared to 0.52 percent on June 30, 2010. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of March 31, 2011 was 3.88 percent. The company’s allowance for loan losses totaled $72.4 million, or 1.53 percent of loans, as of June 30, 2011 compared to $70.1 million, or 1.58 percent of loans, as of June 30, 2010.

For the three months ended June 30, 2011, average securities, including trading securities, totaled $5.7 billion. This is an increase of $791.0 million, or 16.1 percent, from the same period in 2010.

Average total deposits increased $1.2 billion, or 14.9 percent, to $9.5 billion for the three months ended June 30, 2011 compared to the same period in 2010. Average money market accounts increased by $688.7 million, or 40.5 percent, in 2011 as compared to 2010. Average noninterest-bearing demand deposits increased $439.8 million, or 15.9 percent, compared to 2010. Total deposits as of June 30, 2011 were $9.9 billion, compared to $8.4 billion as of June 30, 2010, a 17.7 percent increase. Also, as of June 30, 2011, noninterest-bearing demand deposits were 38.5 percent of total deposits.

“The growth in our balance sheet continues to be driven by the growth in deposits,” said Mike Hagedorn, Chief Financial Officer. “Average deposits increased 14.9 percent, compared to the second quarter 2010 and the related cost of funds declined from 0.53 percent to 0.34 percent. We continue to actively manage our $5.6 billion investment portfolio, positioning it for rising interest rates. The well-documented challenges in the financial markets continue to make this difficult.”

As of June 30, 2011, UMB had total shareholders’ equity of $1.1 billion, an increase of 6.0 percent as compared to the same period in 2010. The company declared its regular quarterly cash dividend of $0.195 cents per share to be paid on October 3, 2011, to shareholders of record at the close of business on September 9, 2011.

Year-to-Date

Earnings for the six months ended June 30, 2011 were $57.2 million or $1.43 per share ($1.42 diluted). This is an increase of $8.0 million, or 16.2 percent, compared to the prior year-to-date earnings of $49.2 million or $1.23 per share ($1.22 diluted).

Net interest income for the six months ended June 30, 2011 increased $4.9 million, or 3.2 percent, compared to the same period in 2010. Net interest margin decreased to 2.94 percent for the six months ended June 30, 2011 as compared to 3.24 percent for the same period in 2010.

Noninterest income increased $40.1 million, or 22.9 percent, to $215.6 million for the six months ended June 30, 2011 as compared to the same period in 2010. Trust and securities processing income increased $31.2 million, or 42.0 percent, for year-to-date June 30, 2011 as compared to the same period in 2010. Gains from the sale of securities available for sale of $13.5 million were recognized during the first six months of 2011 compared to $6.5 million for the first six months of 2010.

Noninterest expense increased $37.6 million, or 15.5 percent, for the six months ended June 30, 2011 compared to the same period in 2010. Salary and employee benefit expense increased by $20.0 million, or 15.9 percent. Amortization of intangible assets increased $3.6 million, or 80.1 percent. Processing fees increased $3.3 million, or 14.6 percent. Additionally, during the second quarter, the company established a $7.8 million escrow fund to settle a class action lawsuit.

Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9835. The live call can also be accessed by following the link http://event.on24.com/r.htm?e=333724&s=1&k=549D1134D7C06433E65E0B316B08B1D4 or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until August 10, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4455422. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and Scout Investments, offering equity and fixed income investment strategies for institutions and individual investors. For more information, visit umb.com or follow us on Twitter at @UMBFinancial

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
		June 30,
Assets	2011		2010

Loans	$4,731,303		$4,448,418
Allowance for loan losses	(72,442)		(70,110)

Net loans	4,658,861		4,378,308

Loans held for sale	6,581		10,439
Investment securities:
Available for sale	5,510,299		4,925,822
Held to maturity	69,393		57,075
Trading securities	43,280		47,779
Federal Reserve Bank Stock and other	22,511		21,838

Total investment securities	5,645,483		5,052,514

Federal funds and resell agreements	44,486		29,636
Interest-bearing due from banks	1,371,431		718,410
Cash and due from banks	347,369		311,171
Bank premises and equipment, net	220,499		213,648
Accrued income	78,129		61,810
Goodwill	211,114		131,356
Other intangibles	92,132		53,015
Other assets	94,491		101,973

Total assets	$12,770,576		$11,062,280

Liabilities
Deposits:
Noninterest-bearing demand	$3,818,556		$2,865,776
Interest-bearing demand and savings	4,696,077		4,047,404
Time deposits under $100,000	652,792		716,839
Time deposits of $100,000 or more	746,376		790,373

Total deposits	9,913,801		8,420,392

Federal funds and repurchase agreements	1,505,937		1,400,866
Short-term debt	23,724		28,622
Long-term debt	7,545		9,316
Accrued expenses and taxes	166,060		117,837
Other liabilities	20,553		16,749

Total liabilities	11,637,620		9,993,782

Shareholders' Equity
Common stock	55,057		55,057
Capital surplus	719,990		715,038
Retained earnings	664,805		596,973
Accumulated other comprehensive income	55,111		60,378
Treasury stock	(362,007)		(358,948)

Total shareholders' equity	1,132,956		1,068,498

Total liabilities and shareholders' equity	$12,770,576		$11,062,280

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2011	2010	2011		2010

Loans	$ 55,106	$55,949	$109,095		$109,432
Securities:
Taxable interest	22,077	22,496	44,385		46,275
Tax-exempt interest	8,282	7,028	16,520		14,345

Total securities income	30,359	29,524	60,905		60,620
Federal funds and resell agreements	13	47	28		109
Interest-bearing due from banks	843	1,032	2,005		2,350
Trading securities	230	181	491		323

Total interest income	86,551	86,733	172,524		172,834

Interest Expense
Deposits	6,163	8,462	12,829		18,085
Federal funds and repurchase agreements	398	503	1,066		948
Other	72	100	263		360

Total interest expense	6,633	9,065	14,158		19,393

Net interest income	79,918	77,668	158,366		153,441
Provision for loan losses	5,600	8,100	12,700		16,410

Net interest income after provision for loan losses	74,318	69,568	145,666		137,031

Noninterest Income
Trust and securities processing	53,635	38,615	105,363		74,187
Trading and investment banking	6,478	5,530	15,497		12,557
Service charges on deposits	18,181	20,163	36,789		40,683
Insurance fees and commissions	1,165	1,287	2,368		2,986
Brokerage fees	2,573	1,598	4,914		2,934
Bankcard fees	16,545	13,979	30,987		25,998
Gains on sale of securities available for sale, net	6,023	1,136	13,480		6,518
Other	3,256	6,792	6,208		9,643

Total noninterest income	107,856	89,100	215,606		175,506

Noninterest Expense
Salaries and employee benefits	72,922	63,552	145,821		125,805
Occupancy, net	9,579	8,924	19,184		17,844
Equipment	10,774	11,213	21,710		22,083
Supplies and services	5,577	4,680	11,157		9,387
Marketing and business development	5,158	4,430	9,280		8,135
Processing fees	13,319	11,214	25,492		22,242
Legal and consulting	4,075	2,770	6,692		4,392
Bankcard	4,219	4,360	8,072		7,550
Amortization of intangible assets	4,159	2,442	8,165		4,533
Regulatory fees	2,394	3,516	6,111		6,754
Class action litigation settlement	7,800	-	7,800		-
Other	5,605	9,021	11,613		14,750

Total noninterest expense	145,581	126,122	281,097		243,475

Income before income taxes	36,593	32,546	80,175		69,062
Income tax provision	10,272	9,533	22,984		19,864

Net income	$ 26,321	$23,013	$57,191		$49,198

Per Share Data
Net income - basic	$ 0.66	$0.57	$1.43		$1.23
Net income – diluted	0.65	0.57	1.42		1.22
Dividends	0.195	0.185	0.390		0.370
Weighted average shares outstanding	40,080,402	40,079,714	40,075,428		40,084,593

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	49,198	-	-	49,198
Change in unrealized gains on
securities	-	-	-	19,924	-	19,924

Total comprehensive income						69,122
Cash dividends ($0.37 per share)	-	-	(14,973)	-	-	(14,973)
Purchase of treasury stock	-	-	-	-	(5,211)	(5,211)
Issuance of equity awards	-	(1,225)	-	-	1,350	125
Recognition of equity based
compensation	-	2,882	-	-	-	2,882
Net tax benefit related to equity
compensation plans	-	147	-	-	-	147
Sale of treasury stock	-	233	-	-	125	358
Exercise of stock options	-	227	-	-	270	497

Balance – June 30, 2010	$55,057	$715,038	$596,973	$60,378	$(358,948)	$1,068,498

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Comprehensive income
Net income	-	-	57,191	-	-	57,191
Change in unrealized gains on
securities	-	-	-	29,646	-	29,646

Total comprehensive income						86,837
Cash dividends ($0.39 per share)	-	-	(15,801)	-	-	(15,801)
Purchase of treasury stock	-	-	-	-	(3,382)	(3,382)
Issuance of equity awards	-	(1,918)	-	-	2,157	239
Recognition of equity based
compensation	-	3,262	-	-	-	3,262
Net tax benefit related to equity
compensation plans	-	97	-	-	-	97
Sale of treasury stock	-	115	-	-	116	231
Exercise of stock options	-	128	-	-	485	613

Balance – June 30, 2011	$55,057	$719,990	$664,805	$55,111	$(362,007)	$1,132,956

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended June 30,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,723,668	4.68%	$4,418,479	5.08%
Securities:
Taxable	4,281,896	2.07	3,909,296	2.31
Tax-exempt	1,386,995	3.65	977,538	4.47

Total securities	5,668,891	2.46	4,886,834	2.74
Federal funds and resell agreements	16,392	0.32	43,402	0.43
Interest-bearing due from banks	872,967	0.39	551,402	0.75
Trading securities	49,313	1.98	40,399	1.92

Total earning assets	11,331,231	3.22	9,940,516	3.66
Allowance for loan losses	(72,759)		(67,991)
Other assets	1,104,871		983,600

Total assets	$12,363,343		$10,856,125

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,307,790	0.39%	$5,510,102	0.62%
Federal funds and repurchase agreements	1,513,263	0.11	1,345,516	0.15
Borrowed funds	37,638	0.75	46,154	0.87

Total interest-bearing liabilities	7,858,691	0.34	6,901,772	0.53
Noninterest-bearing demand deposits	3,211,035		2,771,267
Other liabilities	167,196		131,067
Shareholders' equity	1,126,421		1,052,019

Total liabilities and shareholders' equity	$12,363,343		$10,856,125

Net interest spread		2.88%		3.13%
Net interest margin		2.98		3.29

		Six Months Ended June 30,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,678,376	4.71%	$4,391,601	5.03%
Securities:
Taxable	4,285,300	2.09	3,823,603	2.44
Tax-exempt	1,356,326	3.74	979,218	4.58

Total securities	5,641,626	2.49	4,802,821	2.88
Federal funds and resell agreements	21,128	0.27	65,854	0.33
Interest-bearing due from banks	1,073,415	0.38	748,294	0.63
Trading securities	52,055	2.06	38,308	1.84

Total earning assets	11,466,600	3.19	10,046,878	3.63
Allowance for loan losses	(73,921)		(66,499)
Other assets	1,091,142		953,165

Total assets	$12,483,821		$10,933,544

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,371,292	0.41%	$5,587,925	0.65%
Federal funds and repurchase agreements	1,667,817	0.13	1,367,838	0.14
Borrowed funds	36,830	1.43	46,934	1.55

Total interest-bearing liabilities	8,075,939	0.35	7,002,697	0.56
Noninterest-bearing demand deposits	3,139,381		2,759,309
Other liabilities	167,101		127,346
Shareholders' equity	1,101,400		1,044,192

Total liabilities and shareholders' equity	$12,483,821		$10,933,544

Net interest spread	2.84%	3.07%
Net interest margin	2.94	3.24

SECOND QUARTER 2011
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2011	2010

Net interest income	$158,366	$153,441
Provision for loan losses	12,700	16,410
Noninterest income	215,606	175,506
Noninterest expense	281,097	243,475
Income before income taxes	80,175	69,062
Net income	57,191	49,198
Net income per share - Basic	1.43	1.23
Net income per share - Diluted	1.42	1.22
Return on average assets	0.92%	0.91%
Return on average equity	10.47%	9.50%

Three Months Ended June 30

Net interest income	$79,918	$77,668
Provision for loan losses	5,600	8,100
Noninterest income	107,856	89,100
Noninterest expense	145,581	126,122
Income before income taxes	36,593	32,546
Net income	26,321	23,013
Net income per share - Basic	0.66	0.57
Net income per share - Diluted	0.65	0.57
Return on average assets	0.85%	0.85%
Return on average equity	9.37%	8.77%

At June 30

Assets	$12,770,576	$11,062,280
Loans, net of unearned interest	4,731,303	4,448,418
Securities	5,645,483	5,052,514
Deposits	9,913,801	8,420,392
Shareholders' equity	1,132,956	1,068,498
Book value per share	27.97	26.42
Market price per share	41.88	35.56
Equity to assets	8.87%	9.66%
Allowance for loan losses	$72,442	$70,110
As a % of loans	1.53%	1.58%
Nonaccrual and restructured loans	$15,383	$23,139
As a % of loans	0.33%	0.52%
Loans over 90 days past due	$7,421	$14,630
As a % of loans	0.16%	0.33%
Other real estate owned	$6,696	$6,737
Net loan charge-offs quarter-to-date	$5,876	$5,433
As a % of average loans	0.50%	0.49%
Net loan charge-offs year-to-date	$14,210	$10,440
As a % of average loans	0.61%	0.48%

Common shares outstanding	40,499,385	40,443,242

Average Balances
Six Months Ended June 30

Assets	$12,483,821	$10,933,544
Loans, net of unearned interest	4,678,376	4,391,601
Securities	5,693,681	4,802,821
Deposits	9,510,673	8,347,234
Shareholders' equity	1,101,400	1,044,192

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		June 30, 2011
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 10,668,231	$3,824,386 $	8,488,363 $	729,282

Colorado

UMB Bank Colorado, n. a.	1,461,050	581,913	992,665	152,556

Kansas

UMB National Bank of America	640,302	216,829	391,010	62,932

Arizona

UMB Bank Arizona, n. a.	125,173	107,031	51,336	11,784

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investments, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC
UMB Colorado Property, LLC